Executive settlement agreement

Applicant: Industrial and Commercial Bank of China shanghai pudong branch
Location: 2024 pudong south road Pudong district, Shanghai

Enforcee 1: shanghai wanxing Bio-pharmaceutical Co., Ltd

Enforcee 2: Beijing wanxing vehicle service Co., Ltd

Enforcee 3: Beijing Guoan electric general company

Enforcee 4: shanghai haijiu industrial develop Co., Ltd

Enforcee 5: Jintian industrial group holding Co., Ltd

Enforcee 6: shanghai xinguang enterprise develop Co., Ltd

The loan entanglements between the applicant and shanghai wanxing Bio-pharmaceutical Co., Ltd and other Enforcees (case #2005-106, 107, 108, 123 and 149, 2004-466) have been ruled to implement by the People’s court of Pudong District (implementation case # 6983-6987 and 2005-329). Upon negations among the parties, the following agreement has been reached:

1.
As of the date signing the settlement agreement, Wanxing still owes ICBC the loan principles in an amount of RMB 76,411,366.00. Wanxing promised that starting from Oct. 2006, he shall repay the principle RMB 3million each month to the applicant until the entire amount loan principles have been repaid. The repayment date shall 21st day of each month. In case of statutory holiday, then move the day to the following work day.

2.
Wanxing and other Enforcees shall pay the interest accrued starting from Sept. 21, 2006 from the said principles. The interest rate shall be 10% on top of the regulated rate issued by People’s Bank of China.

3.	The other accumulated interest shall be settled through separate negotiation.

4.
In case Wanxing and other Enforcees failed in fully repaying the funds on time in accordance with Clause 1 and 2, the applicant has the rights to request the people’s court to force implementation of the overdue fund including the interest accrued before Sep. 21, 2006 immediately.

5.	Processing cost and implementation cost shall be offered by Wanxing and other Enforcees.

6.	This executive settlement agreement will enter into effect right after signed and stamped by the applicant and Wanxing. The other Enforcees can sign or stamp to acknowledge the agreement.

7.	this agreement is in 9 copies. Each party holds one copy, and the people’s court holds one copy as well.

Applicant (stamp)
Enforcee (stamp) signature of Zhuang Zhong
Signature of Beijing Guoan—Zhao weiping